UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Rule14a-12

QUALTEK SERVICES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

QUALTEK SERVICES INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, December 1, 2022
To the Stockholders of QualTek Services Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of QualTek Services Inc., a Delaware corporation (the “Company”), will be held at 475 Sentry Parkway E, Suite 200, Blue Bell, PA 19422, on Thursday, December 1, 2022, at 9:00 a.m., or at any adjournment thereof, for the following purposes:
1.
To elect Board of Directors’ nominees, Andrew Weinberg, Matthew Allard, and John Kritzmacher, to the Board of Directors to hold office until the 2025 Annual Meeting of Stockholders as Class I directors;

2.
To ratify the selection of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022;

3.
To approve, on a non-binding advisory basis, the frequency of the stockholder vote on the compensation of our named executive officers (every three, two or one years); and

4.
To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Details regarding the meeting and the business to be conducted are described in the accompanying proxy statement. The proxy statement contains information on matters to be voted upon at the Annual Meeting or any adjournments or postponements of that meeting.
Only stockholders of record as of the close of business on October 31, 2022 may attend and vote at the Annual Meeting. Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The proxy statement explains more about proxy voting, so please read it carefully. Please complete, date, sign and return the accompanying proxy in the enclosed envelope, or vote online or by telephone using the instructions included on the proxy card, to ensure the presence of a quorum at the meeting. Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.
The proxy statement is dated October 31, 2022 and is being first mailed to stockholders of the Company on or about November 1, 2022. The Proxy Statement, Annual Report on Form 10-K for the period ending December 31, 2021 and our audited financial statements for the years’ ended December 31, 2021 and 2020 will be available at www.proxyvote.com.
We look forward to your continued support.
Sincerely,
/s/ Christopher S. Hisey

Christopher S. Hisey
Chief Executive Officer
Dated: October 31, 2022

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QUALTEK SERVICES INC.
475 Sentry Parkway E, Suite 200
Blue Bell, PA 19422
(484) 804-4585
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
Thursday, December 1, 2022
The Annual Meeting of Stockholders (the “Annual Meeting”) of QUALTEK SERVICES INC. (the “Company”) will be held at 475 Sentry Parkway E, Suite 200, Blue Bell, PA 19422, on Thursday, December 1, 2022, at 9:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company (“Board of Directors” or “Board”) for use at the Annual Meeting to be held on Thursday, December 1, 2022, and at any adjournments of such Meeting. The approximate date on which this Proxy Statement and the enclosed Proxy are being first mailed to Stockholders is November 1, 2022.
If a Proxy in the accompanying form is duly executed and returned, the shares represented by such Proxy will be voted as specified. In the absence of such directions, the Proxy will be voted in accordance with the recommendations of management. Any person executing a Proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.
Outstanding Shares
On October 31, 2022 (the “Record Date”), the Company had outstanding 24,680,659 shares of its Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), 26,429,200 shares of its Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”, and, together with the Class A Common Stock, the “Common Stock”). Thus, on the Record Date, the Company had outstanding 51,109,859 shares of Common Stock.
Voting Rights
Stockholders are entitled to one vote for each share of the Company’s Class A Common Stock and each share of the Company’s Class B Common Stock. Holders of Class A Common Stock will vote together with holders of Class B Common Stock as a single class on all matters presented to the Company’s stockholders for their vote or approval.
Quorum
The presence at the Meeting of a majority of the issued and outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to a proposal, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.
Required Vote
Proposal 1: Election of Directors.   Directors of the Company are elected by a plurality of the votes cast in contested and uncontested elections. The election at the Annual Meeting will be uncontested. “Plurality” means that the three individuals who receive the highest number of “FOR” votes will be elected as directors. You may vote either “FOR”, “FOR ALL EXCEPT” (where stockholders may withhold such vote by writing the names of such nominee(s) in a space provided on the ballot), or “WITHHOLD ALL” on Proposal 1. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Abstentions and broker non-votes will have no effect on the outcome of Proposal 1.

Proposal 2: Ratification of Independent Registered Public Accounting Firm.   To be approved, this proposal to ratify our selection of an independent registered public accounting firm must receive an affirmative vote from stockholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote. For this proposal, brokerage firms have authority to vote shares of their customers that are held in “street name.” You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2. If a broker does not exercise this authority, the resulting broker non-votes will have no effect on the outcome of this proposal. Abstentions will have no effect on the outcome of Proposal 2.
Proposal 3: Say-on-Frequency.   The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) is required for approval of the frequency of holding future advisory votes on executive compensation, which shall be either “One Year,” “Two Years,” or “Three Years.” Abstentions and broker-non-votes will not be considered votes cast on any frequency and thus will have no effect on this proposal. With respect to this proposal, if none of the frequency alternatives (One year, Two years or Three years) receives a majority of the votes cast, we will consider the frequency that receives the highest number of votes to be the frequency that has been selected by our stockholders, on an advisory basis. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to Say-on-Frequency. Abstentions and broker non-votes will have no effect on the outcome of Proposal 3.
Interests of Officers and Directors in Matters to Be Acted Upon
No person who has been a director or executive officer of the Company at any time since the beginning of our fiscal year and no associate of any of the foregoing persons has any substantial interest, direct or indirect, in any matter to be acted upon.
Questions and Answers About the Meeting
Can I vote if my shares are held in “street name”?
If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form.
Will my shares be voted if I do not provide my proxy?
Under applicable rules, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of RSM US LLP (“RSM”) as our independent registered public accounting firm (Proposal 2) is considered to be a discretionary item under applicable rules and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The remaining items of business at the Annual Meeting are “non-discretionary” and if you do not instruct your broker how to vote with respect to such proposals, your broker may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Please see “Voting Rights” for information regarding the vote required to approve the matters being considered at the Annual Meeting and the treatment of broker non-votes.
If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. If your shares are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the Record Date in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

Can I change my mind after I vote?
Yes, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the Annual Meeting, or (2) voting again at the Annual Meeting.
What if I return my proxy card but do not include voting instructions?
Proxy cards that are signed and returned but do not include voting instructions will be voted in favor of the election of all of the nominee directors recommended by the Board of Directors, “FOR” the ratification of the appointment of RSM, and “THREE YEARS” for the frequency for which we will hold the Say-on-Pay vote at future annual meetings.
How will votes be counted?
Each share of Common Stock will be counted as one vote according to the instructions contained on a proper proxy card, whether submitted in person, by mail, on a ballot voted in person at the meeting or in accordance with the instructions provided by your broker. With respect to Proposals 1, 3 and 4, shares will not be voted in favor of the matter and will not be counted as voting on the matter, if they are broker non-votes. Assuming the presence of a quorum, abstentions and broker non-votes for a particular proposal will not be counted as votes cast to determine the outcome of a particular proposal.
Will my vote be kept confidential?
Yes, your vote will be kept confidential, and we will not disclose your vote, unless we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding). The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name unless you expressly request disclosure on your proxy card.
How does the Board of Directors recommend that I vote on the proposals?
The Board of Directors recommends that you vote on the proxy card:
“FOR” the election of each of the three nominees, Andrew Weinberg, Matthew Allard, and John Kritzmacher, proposed by the Board of Directors to serve as Class I Directors, each for a term of three years (Proposal 1);
“FOR” the ratification of the selection of RSM as our independent registered public accounting firm for the 2022 fiscal year (Proposal 2).
For every “THREE YEARS” on the frequency of the stockholder advisory vote on the compensation of our named executive officers (Proposal 3).
Where can I find the voting results?
We will report the voting results in a current report on Form 8-K within four business days after the date of the Annual Meeting.
What are the costs of soliciting these proxies and who will pay?
We will bear the costs of mailing the proxy statement and solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies by telephone, email and personal communication. No additional remuneration will be paid to any director, officer or employee of the Company for such solicitation. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our Common Stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or email. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

PROPOSAL ONE
ELECTION OF DIRECTORS
General
The Board is comprised of nine directors. The Board is divided into three classes. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. The directors are divided among the three classes as follows:
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the Class I directors are Andrew Weinberg, Matthew Allard, and Jigisha Desai, and their terms will expire at the Annual Meeting;

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the Class II directors are Sam Chawla, Christopher S. Hisey, and Roger Bulloch, and their terms will expire at the annual meeting of stockholders to be held in 2023; and

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the Class III directors are Maha Eltobgy, Sam Totusek, and Daniel Lafond, and their terms will expire at the annual meeting of stockholders to be held in 2024.

Three directors are to be elected at the Annual Meeting. The term of each director elected at the Annual Meeting will expire at the annual meeting to be held for fiscal year 2025.
The Board has recommended for election Andrew Weinberg, Matthew Allard, and John Kritzmacher (each, a “Nominee” and collectively, the “Nominees”). Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Nominees. In the event that any Nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute Nominee as the Board may propose. Each of the Nominees has agreed to serve if elected, and we have no reason to believe that they will be unable to serve.
Information Concerning Director Nominees
The Nominees, their ages and current positions with the Company are as follows:
Name and Address	Age	Positions and Offices
Andrew Weinberg	48	Chairman
Matthew Allard	50	Director
John Kritzmacher	61	N/A
A brief biography of each Nominee is set forth below:
Andrew Weinberg, has served as a director of the Company since the February 14, 2022. Mr. Weinberg has served as Chairman of the Company’s Board of Directors since February 14, 2022 and previously was a Member of the Board of Managers of QualTek HoldCo, LLC since 2018. Mr. Weinberg is the founder, managing partner, chief executive officer, and Chair of the Investment Committee at Brightstar Capital Partners. He currently serves as the board chair of Likewize Corp. (formerly Brightstar Corp.), and serves on the boards of Gateway Dealer Network, Global Resale, Texas Water Supply Company, Capstone Nutrition and ERC, all Brightstar portfolio companies. Prior to Brightstar, Mr. Weinberg was a Partner at Lindsay Goldberg, a New York-based private equity firm, with extensive experience working on numerous large transactions. In addition, from 2008 to 2011, he served as Chief Operating Officer and Chief Strategy Officer of Brightstar Corp., a $10 billion global leader in mobility services including distribution, handset protection insurance, reverse logistics, buyback and leasing solutions spanning more than 100 countries and serving many of the major OEMs, carriers and retailers. Mr. Weinberg served on the boards of 13 portfolio companies during his tenure at Lindsay Goldberg. Prior to joining Lindsay Goldberg in 2003, Mr. Weinberg worked at Goldman Sachs in their Principal Investment Area. Mr. Weinberg started his career at Morgan Stanley in mergers and acquisitions and leveraged finance. He received his Master of Business Administration from Stanford GSB and a Bachelor of the Arts degree from Dartmouth College with a double major in History and Economics. He serves on the boards of CTIA, an organization representing the U.S. wireless industry, as well as The National Board of Review of Motion Pictures and The Dalton School. Mr. Weinberg is a

member of the Young Presidents Organization. He is also a member of the World Economic Forum where he serves on the Global Future Council on Investing and the Stewardship Board of the Forum’s Platform on Shaping the Future of Investing.
Matthew Allard, has served as a director of the Company since February 14, 2022. Mr. Allard previously served as a Member of the Board of Managers of QualTek HoldCo, LLC since 2018. Mr. Allard is a partner at Brightstar Capital Partners and a Member of its Investment Committee. He currently serves as Board Chair of Novae Corp. and Vice Chair of the Board of Amerit Fleet Solutions, and as a board member of Likewize Corp., Texas Water Supply Company and WindsorONE, all Brightstar portfolio companies. Since 2003, Mr. Allard has worked closely with Andrew Weinberg and various partners while advising and financing transactions for EnergySolutions, Brock Group, and Brightstar Corp. among others. Prior to joining Brightstar, Mr. Allard was Head of Financial Sponsors at Stifel where he was responsible for leading the firm’s Private Equity client coverage and execution efforts, was a member of the Investment Bank Management Committee and had extensive merger & acquisition, capital markets and relationship management experience across a range of industries. Mr. Allard started his finance career with Citibank and Bank of America, and previously held positions in both consulting and operations. Mr. Allard received his Master of Business Administration from Columbia Business School, Beta Gamma Sigma honors, and a Bachelor of Science in Engineering from the University of Michigan with a major in Industrial and Operations Engineering. He is a Trustee of the King School in Connecticut.
John Kritzmacher, Mr. Kritzmacher served as Executive Vice President and Chief Financial Officer of John Wiley & Sons, Inc., a global provider of research communications and education services. From October 2012 through February 2013, Mr. Kritzmacher served as Senior Vice President Business Operations and Organizational Planning at WebMD Health Corp., a leading provider of health information services, where Mr. Kritzmacher was responsible for leading a major restructuring initiative. Previously, Mr. Kritzmacher served as Executive Vice President and Chief Financial Officer of Global Crossing Limited, a global provider of IP-based telecommunications solutions, from October 2008 to October 2011, when Global Crossing was acquired by Level 3 Communications, Inc. Prior to that, Mr. Kritzmacher rose through a variety of positions with increasing responsibility, including Senior Vice President and Corporate Controller, during his 10 years at Lucent Technologies Inc., a provider of telecommunications systems and services, to become Chief Financial Officer in 2006. After playing a leading role in the planning and execution of Lucent’s merger with Alcatel in 2006, Mr. Kritzmacher became Chief Operating Officer of the Services Business Group at Alcatel-Lucent until joining Global Crossing in 2008. The Board has concluded that Mr. Kritzmacher should serve as a director of the Company because he is a veteran of the telecommunications and high technology industries with extensive operational and leadership experience and financial expertise. As such, Mr. Kritzmacher contributes valuable advice and guidance, especially with respect to complex financial and accounting issues, and qualifies as an audit committee financial expert.
Information as to the Class II and Class III Directors
Christopher S. Hisey, 57, a founder of QualTek LLC, is the Chief Executive Officer and director of the Company. Mr. Hisey has been the Chief Executive Officer of QualTek LLC since 2014. He has been a member of the Board of Directors since February 14, 2022 and previously was a member of the Board of Managers of QualTek HoldCo, LLC since 2018. Mr. Hisey has more than three decades of experience leading and organically growing telecommunications service companies. Prior to being a founder of QualTek LLC, Mr. Hisey was a founder and chief executive officer of Philadelphia-based Trident Advisors, a firm specializing in US and international acquisitions targeting the telecommunications industry. In 2004, he was a founder of UniTek Global Services and served as chief executive officer through 2011. Earlier in his career, Mr. Hisey ascended the ranks from field technician to president and chief operating officer in the cable and satellite communications industries. Mr. Hisey served in the U.S. Navy from 1983 to 1988 and is an Honorable Discharged Disabled Veteran.
Roger Bulloch, 49, has served as a director of the Company since February 14, 2022. Mr. Bulloch previously served as a member of the Board of Managers of QualTek since 2018. Mr. Bulloch is a Partner at Brightstar Capital Partners. Prior to joining Brightstar Capital Partners, he was a Co-founder and Managing Principal of SPB Capital Partners. Mr. Bulloch also co-founded Wet ‘n’ Wild Las Vegas, a waterpark partnership with Village Roadshow Ltd, Howard Hughes Corporation, AgassiGraf, and other families to promote social impact investing and youth employment. From 2004 to 2010 Mr. Bulloch was the Co-founder and CEO of Sher Capital, a significant family office (heirs to Fortune 500 Company) and Sher Gaming, a licensed gaming partnership with interests in three hotel casinos totaling 2,300 hotel rooms. Prior to joining SPB Capital Partners and Sher Capital, Mr. Bulloch was a Senior Vice President (from 2002 to 2004) in the Private Bank of Bank of America. Mr. Bulloch also worked in the Investment Services Group of Credit Suisse (from 2001 to 2002) in Los Angeles, California and its predecessor firm, Donaldson, Lufkin, and Jenrette (DLJ) (from 1999 to 2001). Mr. Bulloch has been a member of Young Presidents Organization (YPO) since 2007. Mr. Bulloch received his BS in Business from the Marriott Business School at Brigham Young University and his MBA from the Goizueta Business School at Emory University. We believe Mr. Bulloch’s extensive investment and operational expertise makes him well-qualified to serve on our Board.
Sam Chawla, 47, has served as a director of the Company since February 14, 2022. Mr. Chawla was a member of the board of directors of Roth CH Acquisition III Co. (“ROCR”) prior to the business combination with QualTek since April 2021. Mr. Chawla has been a Portfolio Manager of Perceptive Advisors LLC, an investment fund focused on the healthcare sector, since 2013. He is currently a member of the board of directors of both Roth CH Acquisition IV Co. and Roth CH Acquisition V Co. Previously, Mr. Chawla served as a member of the board of directors of each of VBI Vaccines Inc. (NASDAQ: VBIV) from July 2014 to January 2018, and Great Basin Scientific, Inc. from December 2013 to December 2017. Prior to 2013, Mr. Chawla was a Managing Director in Investment Banking at UBS in the Global Healthcare Group. Prior to joining UBS in September 2010, Mr. Chawla was a Director (from January 2009 to September 2010) and a Vice President (from July 2007 to January 2009) in the Healthcare Investment Banking Group of Credit Suisse, which Mr. Chawla originally joined as an investment banker in 2002. Mr. Chawla also worked at Bloomberg L.P. and Pelican Life Sciences. Mr. Chawla received an M.B.A. from Georgetown University and a B.A. in Economics from Johns Hopkins University. We believe Mr. Chawla is well-qualified to serve as a director due to his significant investment banking and corporate finance expertise.
Maha Eltobgy, 51, has served as a director of the Company since February 14, 2022. Ms. Eltobgy has over 20 years of experience in strategy, business development, finance and sustainability for large and global, blue chip companies. Currently, she is the Chief Sustainability Officer and Managing Director at Brightstar, a position she has held since September 2021. She is responsible for designing and implementing the firm’s environmental, social and corporate governance (“ESG”) strategy to support efforts to generate long-term value for portfolio companies, investors and stakeholders. Prior to Brightstar, Ms. Eltobgy was Head of Investors Industries and a Member of the Executive Committee at the World Economic Forum (“WEF”) from March 2012 to September 2021. During her tenure at the WEF, she spearheaded the WEF’s stakeholder capitalism and ESG activities and led a global team responsible for overseeing the WEF’s community of asset owners and fund managers. Previously, she worked for nearly two decades in senior leadership roles in strategy, first as a consultant with the Monitor Group and subsequently as a member of in-house strategy teams with Pearson PLC and Louis Vuitton North America. Ms. Eltobgy also has experience working in government, having served as Vice President of Marketing and Strategy for the New York State Department of Economic Development for five years. Maha holds an MBA from INSEAD and an MA in International Relations, Economics and Middle East Studies from Johns Hopkins University. We believe that Ms. Eltobgy is well qualified to serve on our Board of Directors given her business development and ESG expertise as well as her experience in leadership positions.
Daniel Lafond, 53, has served as a director of the Company since March 2, 2022. Mr. Lafond joined the Board with more than 20 years of experience in the telecommunications and technology industries, including in many senior leadership roles at AT&T Inc., Comcast Corporation and QuadGen Wireless Solutions Inc. Most recently, Mr. Lafond served for seven years as Senior Vice President of Sales at Comcast. In this role, Mr. Lafond led the transformation strategy for Xfinity sales channels and operations. Mr. Lafond helped drive customer growth by investing in sales channels to better serve the customer, as well as creating a more centralized sales operations function to help support the employee serving the customers of Xfinity. Mr. Lafond graduated from LaSalle University with a B.S. in Accounting. We believe that Mr. Lafond is well qualified to serve on our Board of Directors given his experience in senior leadership roles in the telecommunications and technology industries.

Sam Totusek, 31, has served as a director of the Company since August 2022. Mr. Totusek is an investment professional and has served as Vice President at Brightstar Capital Partners since May 2020 and has served on the Board of Directors for each of Likewize Corp. (“Likewize”) since October 2020 and ERC Incorporated since May 2021, both Brightstar Capital Partners portfolio companies. Prior to this experience, Mr. Totusek was an operating executive and Associate at KKR Capstone from April 2017 to April 2020, working across multiple sectors, including manufacturing and healthcare, focusing on business unit integration, strategic sourcing and capital allocation. He received his B.B.A. in Accounting and Business from Texas A&M University in 2013. As an investment professional and operating executive, Mr. Totusek has experience in capital allocation, financial structuring, and board governance across a range of industries, and has worked in the telecommunications space in his role on the Board of Directors of Likewize. We believe Mr. Totusek is well qualified to serve on our board given his investment experience and his operational experience in the telecommunications industry.
Board Diversity Matrix as it relates to the nominees and Class II and Class III directors
Total Number of Directors: 9
	Female	Male
Part I: Gender Identity
Directors	1	8
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		7
LGBTQ+
Did Not Disclose Demographic Background	1
Meetings of the Board of Directors
As the business combination which created the Company today occurred on February 14, 2022, during the fiscal year ended December 31, 2021, none of our incumbent board members other than Sam Chawla were serving on the board of directors of ROCR and as such none other than Sam Chawla attending meetings of the ROCR board or the committees thereof during the fiscal year ended December 31, 2021.
Involvement in Certain Legal Proceedings
Pursuant to an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) Making Findings, and Imposing a Cease-and-Desist Order dated August 25, 2022 (the “Order”), the SEC found that Jigisha Desai, a member of the Company’s Board of Directors who was not nominated to stand for re-election but will remain on the Board and as Chair of the Audit Committee, in each case, through the Annual Meeting, had violated Section 304 of the Sarbanes-Oxley Act of 2002. The Order stemmed from the SEC’s finding that Granite Construction Inc. (“Granite”), a public company of which Ms. Desai was the Chief Financial Officer for a period of time, materially overstated revenue in certain reporting periods and understated revenue in other reporting periods. The SEC did not charge Ms. Desai with misconduct. On July 7, 2022, in connection with the Order, Desai reimbursed Granite a total of $176,100.51, which includes bonuses and the cash equivalent of 2,603 shares she received as incentive compensation based on the last closing price as of June 17, 2022. The SEC ordered Ms. Desai to cease and desist from committing or causing any future violations of Section 304(a) of the Sarbanes-Oxley Act of 2022. Other than the foregoing, there are currently no legal proceedings, and during the past 10 years, there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees.

Committees of the Board
The Board has the authority to appoint committees to perform certain management and administration functions. The Board has an audit committee, compensation committee and nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board. The charters for each of these committees are available on QualTek’s website under the Investors tab. Information contained on or accessible through QualTek’s website is not a part of this prospectus, and the inclusion of such website address in this prospectus is an inactive textual reference only.
Compensation Committee
The compensation committee consists of Sam Chawla, Andrew Weinberg and Matthew Allard. The Board has determined each member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is Mr. Weinberg. The primary purpose of the compensation committee is to discharge the responsibilities of the Board to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.
Specific responsibilities of the compensation committee include:
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reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

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reviewing and recommending to our Board the compensation of our directors;

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reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

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administering our stock and equity incentive plans;

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selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

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reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

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reviewing and establishing general policies relating to compensation and benefits of our employees; and

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reviewing our overall compensation philosophy.

Audit Committee
The audit committee consists of Sam Chawla, Daniel Lafond and Jigisha Desai, who was not nominated to stand for re-election but will remain on the Board and as chair of the Audit Committee, in each case, through the Annual Meeting. The Board has determined each of Mr. Chawla, Ms. Desai and Mr. Lafond is independent under the listing standards of Nasdaq and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of the audit committee is Ms. Desai. The Board has determined that Ms. Desai is an “audit committee financial expert” within the meaning of SEC regulations. The Board has also determined that each member of the proposed audit committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.
The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm.
Specific responsibilities of our audit committee include:

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selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

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helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing policies on risk assessment and risk management;

•
reviewing related party transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the Company’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm or the audit committee.

Report of the Audit Committee
The Audit Committee has reviewed and discussed the audited consolidated financial statements with management. The Audit Committee has discussed with RSM the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from RSM required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with RSM its independence from the Company and management.
Based on the reviews and discussions referred to above, the Audit Committee recommended that the audited consolidated financial statements for the Company for the fiscal year ended December 31, 2021 be included in our Current Report on Form 8-K/A for filing with the SEC.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF QUALTEK SERVICES INC.
Jigisha Desai, Chairperson
Sam Chawla
Daniel Lafond
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Sam Chawla, Sam Totusek, Maha Eltobgy and Andrew Weinberg. The Board has determined each proposed member is independent under the listing standards of Nasdaq. The chairperson of our nominating and corporate governance committee is Ms. Eltobgy.
Specific responsibilities of our nominating and corporate governance committee include:
•
identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board;

•
evaluating the performance of our Board and of individual directors;

•
reviewing developments in corporate governance practices;

•
evaluating the adequacy of our corporate governance practices and reporting;

•
reviewing management succession plans; and

•
developing and making recommendations to our Board regarding corporate governance guidelines and matters.

Candidates for Board membership must possess the background, skills and expertise to make significant contributions to the Board, to the Company and its stockholders. Desired qualities to be considered include substantial experience in business or administrative activities; breadth of knowledge about issues affecting the Company; and ability and willingness to contribute special competencies to Board activities.
The Board of Directors intends to review the director nomination policy from time to time to consider whether modifications to the policy may be advisable as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Board may amend the director nomination policy at any time.
Insider Trading Policy
We recognize that the Company’s executive officers and directors may sell shares from time to time in the open market to realize value to meet financial needs and diversify their holdings, particularly in connection with exercises of stock options. All such transactions are required to comply with the Company’s insider trading policy.
Corporate Governance
The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor, and are briefed by outside counsel on, developments in the area of corporate governance and securities law and review our policies and procedures in light of such developments. We comply with the rules and regulations promulgated by the SEC and implement other corporate governance practices we believe are in the best interests of the Company and its stockholders.
Code of Ethics
The Company has adopted a Code of Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. The Code of Ethics is available on QualTek’s website at https://investors.qualtekservices.com/investors/governance/governance-documents/default.aspx. Information contained on or accessible through such website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only. The Company intends to disclose any amendments to the Code of Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.
Director Independence
The Board of Directors has determined that each of Sam Chawla, Sam Totusek, Maha Eltobgy, Daniel Lafond, Matt Allard, Roger Bulloch, Andrew Weinberg and Jigisha Desai, who was not nominated to stand for re-election but will remain on the Board and as chair of the Audit Committee, in each case, through the Annual Meeting, are independent in accordance with NASDAQ rules. The Board of Directors has also determined that John Kritzmacher, the nominee for election to the Board of Directors, is independent in accordance with NASDAQ rules. To determine independence, the Board of Directors adopted and applied the categorical standards of independence included in NASDAQ Listing Rule 5605(a)(2), which include a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company.
Board Leadership Structure
Our Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors. Our Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time. Our Board has reviewed our current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors. Considering these factors, the Company determined to have the Christopher S. Hisey serve as Chief Executive Officer and Andrew Weinberg serve as Chairman of the Board.

Risk Oversight
The Board oversees Company functions in an effort to assure that Company assets are properly safeguarded, that appropriate financial and other controls are maintained, and that the Company’s business is conducted prudently and in compliance with applicable laws, regulations and ethical standards.
While the Board is responsible for risk oversight, Company management is responsible for managing risk. The Company has a robust internal process and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board monitors and evaluates the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and often do, communicate directly with senior management.
Board Attendance at Annual Meetings of Stockholders
The Company does not currently have a formal policy regarding Director attendance at the Annual Meeting. It is, however, expected that Directors will be in attendance, absent compelling circumstances.
Director Compensation
Our non-employee directors received no compensation for the year ending December 31, 2021. Following the consummation of this Business Combination, our independent non-employee directors who are not affiliated with Brightstar, paid an annual retainer of $70,000 for their service as a member of our Board. Ms. Desai also received an additional annual retainer of $55,000 for serving as the chair of our audit committee. Mr. Chawla also received an additional annual retainer of $12,500 ($37,500 in the aggregate) for serving on each of our audit committee, compensation committee, and nominating/governance committee. Mr. Lafond also received an annual retainer of $12,500 for serving on our audit committee. Finally, each of our independent non-employee directors who are not affiliated with Brightstar will receive, following the consummation of this Business Combination, an annual grant of stock options, with a grant date value (determined using the Black-Scholes method) of $105,000 that vest on the one-year anniversary of the date of grant, subject to the non-employee director’s continued service on the Board through the applicable vesting date.
Communications with Directors
Stockholders, associates of the Company and other interested parties may communicate directly with the Board of Directors, with the non-management Directors or with a specific Board member, by writing to the Board (or the non-management Directors or a specific Board member) and delivering the communication in person or mailing it to the Company’s General Counsel, c/o QualTek Services Inc., 475 Sentry Parkway E, Suite 200, Blue Bell, PA 19422. Each communication will be forwarded, depending on the subject matter, to the Board of Directors, the appropriate committee chairperson or all non-management directors.
Vote Required
Directors of the Company are elected by a plurality of the votes cast in contested and uncontested elections. The election at the Annual Meeting will be uncontested. “Plurality” means that the three individuals who receive the highest number of “FOR” votes will be elected as directors. You may vote either “FOR”, “FOR ALL EXCEPT” (where stockholders may withhold such vote by writing the names of such nominee(s) in a space provided on the ballot), or “WITHHOLD ALL” on Proposal 1. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Abstentions and broker non-votes will have no effect on the outcome of Proposal 1.
THE BOARD RECOMMENDS A VOTE “FOR” EACH CLASS I DIRECTOR NOMINEE.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Board of Directors has selected RSM US LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. RSM will audit the Company’s consolidated financial statements for the 2022 fiscal year and perform other services. While stockholder ratification is not required by the Company’s By-laws or otherwise, the Board of Directors is submitting the selection of RSM US LLP to the stockholders for ratification as part of good corporate governance practices. If the stockholders fail to ratify the selection, the Board of Directors may, but is not required to, reconsider whether to retain RSM US LLP. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different accounting firm as the independent registered public accounting firm for the Company for the year ending December 31, 2022, at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
The favorable vote of the holders of a majority of the shares of Common Stock with voting rights, represented in person or by proxy at the Annual Meeting, will be required for such ratification.
As previously disclosed, on February 14, 2022, in connection with the business combination, the Audit Committee dismissed Marcum LLP (“Marcum”), ROCR’s independent registered public accounting firm prior to the appointment of RSM. RSM had served as the independent registered public accounting firm for QualTek HoldCo, LLC prior to the business combination.
Change in Independent Registered Accounting Firm
Marcum’s report on ROCR’s financial statements as of and for the year ended December 31, 2020 and for the period from February 13, 2019 (inception) through December 31, 2019 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainties, audit scope, or accounting principles, except that Marcum’s report contained an explanatory paragraph which noted that there was substantial doubt about ROCR’s ability to continue as a going concern. During the period from February 13, 2019 (inception) through September 30, 2021, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) between ROCR and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods.
During the period from February 13, 2019 (inception) through September 30, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that (i) certain of ROCR’s financial statements were restated as a result of ROCR improperly valuing its common stock subject to possible redemption at the closing of its initial public offering and (ii) a material weakness was identified in ROCR’s internal control over financial reporting related to ROCR’s accounting for complex financial instruments.
During the period from February 13, 2019 (inception) through September 30, 2021, ROCR did not consult with RSM regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of ROCR or QualTek, and no written report or oral advice was provided to ROCR by RSM that RSM concluded was an important factor considered by QualTek in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Audit Fees
The following table sets forth the aggregate fees billed to the Company for the years ended December 31, 2020 and 2021 by RSM, the Company’s independent auditor during those periods:
	2020	2021
Audit Fees(1)	$326,162	$548,590
Audit-Related Fees(2)	—	222,718
Tax Fees(3)	158,930	183,300
Other Fees(4)	13,036	17,081
Totals	$498,128	$971,689

(1)
“Audit Fees” consist of the aggregate fees billed by RSM for professional services rendered for the audit of our annual financial statements, including the audited financial statements presented in our Current Report on Form 8-K, as filed with the SEC on April 1, 2022, review of our quarterly financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
“Audit-related Fees” consist of fees related to audit and assurance procedures not otherwise included in Audit Fees, including fees related to Sarbanes-Oxley compliance, the application of generally accepted accounting principles to proposed transactions, and new accounting pronouncements.

(3)
“Tax Fees” consist of tax return preparation, international and domestic tax studies, consulting and planning.

(4)
“Other Fees” consist of a public company readiness assessment.

Pre-Approval Policies and Procedures
Our audit committee was formed upon the consummation of our Initial Public Offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by the Board. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).
Vote Required
To be approved, this proposal to ratify our selection of an independent registered public accounting firm must receive an affirmative vote from stockholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote. For this proposal, brokerage firms have authority to vote shares of their customers that are held in “street name.” You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2. If a broker does not exercise this authority, the resulting broker non-votes will have no effect on the outcome of this proposal. Abstentions will have no effect on the outcome of Proposal 2.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF RSM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

PROPOSAL THREE
ADVISORY VOTE ON THE FREQUENCY AT WHICH THE SAY-ON-PAY VOTE WILL BE HELD AT FUTURE ANNUAL MEETINGS: (“SAY-ON-FREQUENCY”)
As required by SEC rules, we are asking stockholders to approve, on a non-binding advisory basis, the frequency of future advisory stockholder votes on the compensation paid to our named executive officers. The Company can conduct future advisory votes to approve the compensation of our named executive officers once every one, two, or three years. Stockholders may vote, on a non-binding advisory basis, to conduct future advisory votes to approve the compensation of our named executive officers once every one year, two years, or three years. They also may abstain from casting a vote on this proposal.
The Board believes that holding an advisory vote on executive compensation every three years will allow the Board to focus on our executive compensation, which is generally linked to critical milestones which the Board believes are the key to the success of the Company and to the creation of long-term stockholder value. The Board also believes an advisory vote every three years is the most effective timeframe for the Company to respond to stockholders’ feedback and provide the Company with sufficient time to engage with stockholders to understand and respond to vote results. The Board also believes that the stockholders can best judge the effectiveness of our executive compensation over a three-year cycle, and that a shorter cycle may undermine the long-term focus that is central to our compensation philosophy. The vote is advisory, which means that the vote is not binding on the Company, our Board, or the Compensation Committee.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstaining from voting when you vote in response to the following resolution:
RESOLVED, that the option of once every one year, two years, or three years that receives the affirmative vote of a majority of the combined votes cast for this resolution will be determined, on a non-binding advisory basis, to be the frequency for the advisory vote on the compensation of the named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules that has been selected by QualTek Services Inc.’s stockholders.
Vote Required
The option among one year, two years, or three years that receives the highest number of votes cast at the Annual Meeting by stockholders entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.
While our Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether non-binding future stockholder advisory votes on the compensation of our named executive officers should be held every year, two years, or three years.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board of Directors and our Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will consider the outcome of this vote when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our named executive officers.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “THREE YEARS” AS THE FREQUENCY FOR A STOCKHOLDER ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS
The following sets forth certain information with respect to the executive officers of the Company as of October 31, 2022.
Name and Address	Age	Positions and Offices
Christopher S. Hisey	57	Chief Executive Officer and Director
Elizabeth Downey	53	Chief Administrative Officer
Adam Spittler	43	Chief Financial Officer
Michael B. Williams	45	Chief Business Officer
A brief biography of each executive officer, who is not also a director, is set forth below:
Elizabeth Downey, 53, serves as the Company’s Chief Administrative Officer. Ms. Downey has served as the Chief Administrative Officer of QualTek LLC since 2014. Ms. Downey brings more than 25 years of proven leadership and expertise in human resources with a niche in the telecommunications industry. Prior to joining QualTek, she was chief administrative officer of UniTek Global Services. Ms. Downey also held senior executive positions for a regional competitive local exchange carrier in the telecommunications sector and an international publishing company. Ms. Downey holds a Bachelor of Arts degree in Communications from Pennsylvania State University.
Adam Spittler, 43, serves as the Chief Financial Officer of the Company. Mr. Spittler has served as the Chief Financial Officer of QualTek LLC since June 2021 and its Chief Strategy Officer since 2018. Mr. Spittler previously served as President of the Company’s wireless subsidiary from 2017 to 2018. Prior to this role, Mr. Spittler served as Senior Vice President of Finance for QualTek LLC from 2016 to 2017. Mr. Spittler is a Certified Public Accountant who brings more than 15 years of experience in the telecommunications industry. Mr. Spittler is the lead strategist behind QualTek’s advancement plan, ensuring its mission and objectives while supporting revenue, profitability, and growth. In addition to his focus on growth, Mr. Spittler puts strong emphasis on production efficiencies, quality, service, and cost-effective resource management. Mr. Spittler came to QualTek after spending four years at UniTek Global Services and three years at KPMG, LLC. Mr. Spittler earned a Bachelor of Science degree in Accounting from Kutztown University and a Master of Science degree in Finance from Drexel University.
Michael B. Williams, 45, is the Chief Business Officer of the Company. Mr. Williams has served as the Chief Business Officer of QualTek LLC since January 2021 and previously served as the Company’s Chief Technology Officer from 2013 to January 2021. Mr. Williams contributes more than two decades of progressive IT, Marketing, and Operations experience to QualTek and is the primary visionary for technological development. He is respected as an expert in telecommunications information systems, implementation, business process re-engineering, strategic planning, marketing, and project management. Prior to joining QualTek, Mr. Williams was vice president of information technology at UniTek Global Services. He holds a Bachelor of Science degree in Logistics/Supply Chain Management from Pennsylvania State University and a Master of Business Administration degree from Eastern University.

EXECUTIVE COMPENSATION
We are currently considered an “emerging growth Company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table, as well as limited narrative disclosures regarding executive compensation for our last two completed fiscal years and an Outstanding Equity Awards at Fiscal Year End Table for our last completed fiscal year. These reporting obligations extend only to the following “Named Executive Officers,” who are the individuals who served as our principal executive officer and the next two most highly compensated executive officers at the end of the fiscal years 2021 and 2020.
Name	Principal Position
Christopher S. Hisey	Chief Executive Officer
Adam Spittler	Chief Financial Officer
Elizabeth Downey	Chief Administrative Officer
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.
2020 and 2021 Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the fiscal years ended December 31, 2021 and 2020.
Name and Principal Position (a)	Year	Salary ($)(2)(3)	All other compensation ($)(3)(4)	Total ($)
Christopher S. Hisey, Chief Executive Officer(1)	2021	500,000	15,527	515,471
	2020	500,000	16,625	516,625
Elizabeth Downey, Chief Administrative Officer	2021	375,000	10,120	385,120
	2020	375,000	17,746	392,746
Adam Spittler, Chief Financial Officer(5)	2021	296,293	—	296,293
	2020	268,557	300	268,857

(1)
Mr. Hisey served on the Board of QualTek for the years ended in December 31, 2021 and 2020. He earned no compensation for his role as a director.

(2)
Amounts represent annualized base salary earned for the years ended December 31, 2021 and 2020.

(3)
As a result of COVID-19, each of Mr. Hisey, Ms. Downey and Mr. Spittler deferred a percentage of their base salaries (100% for Mr. Hisey and 50% for each of Ms. Downey and Mr. Spittler) for the second quarter of the fiscal year ended December 31, 2020 due to the impact of the COVID-19 pandemic in exchange for 1% interest on such deferred salary. Mr. Hisey, Ms. Downey and Mr. Spittler earned $1,154, $433 and $300, respectively, in interest as a result of such deferral.

(4)
In addition to the interest referred to in note 3 above, the amounts for Mr. Hisey and Ms. Downey in this column reflect personal use of a company car.

(5)
Mr. Spittler was appointed Chief Financial Officer on June 21, 2021. Prior to such appointment, Mr. Spittler served as the Company’s Chief Strategy Officer.

Executive Services Agreements
Each of the Named Executive Officers is a party to an employment agreement (styled as executive services agreements) with QualTek LLC (“QualTek,” which for purposes of this section does not refer to the Company) that provides for annual base salary, target bonus opportunity, paid vacation, reimbursement of reasonable business expenses and eligibility to participate in our benefit plans generally. Messrs. Hisey’s and

Spittler’s and Ms. Downey’s annualized base salaries at the end of the 2021 fiscal year were $500,000, $296,923 and $375,000, respectively, and their target annual bonuses were 100%, 50% and 50% of base salary, respectively. Messrs. Hisey’s and Spittler’s and Ms. Downey’s annualized base salaries at the end of the 2020 fiscal year were $501,154, $268,557 and $375,433, respectively, and their target annual bonuses were 100%, 50% and 50% of base salary, respectively. For the 2020 and 2021 fiscal years, Messrs. Hisey and Spittler and Ms. Downey did not receive any bonus payments, as described in more detail below.
In the event that a Named Executive Officer’s employment is terminated either by QualTek without “Cause,” by the Named Executive Officer for “Good Reason” (each as defined below) or due to QualTek’s non-renewal of the initial term, subject to the Named Executive Officer’s execution and non-revocation of a general release of claims and continued compliance with restrictive covenant obligations, each of Mr. Hisey and Ms. Downey would be entitled to salary continuation for 24 months, Mr. Spittler would be entitled to salary continuation for 12 months and Mr. Hisey would also be entitled to (i) a pro-rata portion of his bonus earned through the termination date and (ii) payment for 24 months’ of Mr. Hisey’s premiums incurred for participation in COBRA coverage pursuant to a QualTek sponsored group health plan.
For purposes of the employment agreements:
“Cause” means the Named Executive Officer’s (i) failure to materially perform and discharge the duties and responsibilities of the employee under his or her employment agreement after written notice and allowing the Named Executive Officer 10 business days to cure such failures, (ii) failure to observe any material policies of any of the company entities after receiving written notice and allowing the Named Executive Officer 10 business days to cure such failures, (iii) gross negligence, willful misconduct or intentional violation of law in the performance of the Named Executive Officer’s duties to any of the company entities, (iv) the commission of any act of fraud, intentional misrepresentation, dishonesty, misappropriation or embezzlement with respect to any of the company entities or the Named Executive Officer’s unethical, immoral or illegal act which could damage any of the company entities (or the reputation of any of the company entities), (v) breach of (A) any agreement or contract between the Named Executive Officer and any of the company entities (including the employment agreement), which breach has not been cured within 10 business days of the Named Executive Officer’s receipt of written notice thereof, or (B) sexual relationship with any other employee of any of the company entities, or (C) falsification of expense reports or requests for reimbursement, (vi) the conviction of, or pleading of guilty or nolo contendere to, any felony or any crime involving moral turpitude, or (vii) misappropriation, improper disclosure or improper use of materials or confidential information belonging to a former employer of the Named Executive Officer.
“Good Reason” means the occurrence of one or more of the following, subject to QualTek’s right to cure the circumstances giving rise to such occurrence within 20 business days of QualTek’s receipt of written notice: (i) assignment to the Named Executive Officer of any duties inconsistent, in the aggregate, in any material respect with the employment agreement, or (ii) a reduction in or the failure to pay the base compensation of the Named Executive Officer (other than a reduction of base salary of all of QualTek’s senior management due to poor financial performance of QualTek or any of its affiliates); provided, that the Named Executive Officer gives written notice to QualTek of the termination of employment for Good Reason within 30 days of the occurrence of the event constituting Good Reason, and such event remains uncured for 30 days following QualTek’s receipt of such written notice by the Named Executive Officer.
Annual Bonus Plan
The QualTek Annual Bonus Plan (“Annual Bonus Plan”) provides for the payments of annual cash incentives based on the achievement of Company EBITDA and free cash flow goals and individual performance objectives. The participants in the Annual Bonus Plan are determined based on an employee’s position and employment status, and include each of our Named Executive Officers.
Bonus levels are set as a percentage of the participant’s base salary and are established based upon the participant’s job-related responsibilities and corresponding impact on overall Company performance. Assuming achievement of the Company’s designated performance goals as described above and satisfactory performance of the participant, the Board makes the final determination of participant bonus awards.
None of our Named Executive Officers earned a bonus under the Annual Bonus Plan for the years ended December 31, 2021 and 2020 as the Company did not meet the applicable Company goals.

Equity Incentives
The Company was authorized at the discretion of its former board of managers, under its Second Amended and Restated Limited Liability Company Agreement, dated as of October 4, 2019 (the “Holdco LLC Agreement”), to issue Class P Units of Holdco (“Class P Units”). Class P Units were granted to service providers of the Company, including our Named Executive Officers, who immediately contributed them to BCP QualTek Management, LLC (“Management Holdco”), which in turn granted such service providers the same number of corresponding Class P Tracking Units of Management Holdco (“Class P Tracking Units”). The Class P Tracking Units were structured to provide the participating individuals with an opportunity to indirectly participate in Holdco’s future income and appreciation and to enhance our ability to attract and retain talented individuals to contribute to the sustained progress, growth, and profitability of the Company.
Class P Tracking Units represented an indirect interest in the future appreciation of Holdco and were intended to be treated as “profits interests” for United States federal income tax purposes, meaning that the Class P Tracking Units generally entitled the holder only to value created by the future appreciation or profits of Holdco.
The Company has granted each Named Executive Officer Class P Units, which were contributed to Management Holdco, which in turn granted the Named Executive Officers corresponding Class P Tracking Units. The Class P Tracking Units issued to each Named Executive Officer, and the underlying Class P Units, were to vest as follows: 20% on an initial vesting date set forth in each award agreement, and an additional 20% on each anniversary of the initial vesting date up to 80%, with the final 20% vesting immediately prior to a Sale of the Company (as defined in the Holdco LLC Agreement). Each Named Executive Officer was granted Class P Tracking Units and underlying Class P Units, with an initial vesting date of December 26, 2019. The Class P Tracking Units, and the underlying Class P Units were designated as Class P-1 Units, Class P-2 Units or Class P-3 Units. Vested Class P-1 Units, Class P-2 Units and Class P-3 Units, were eligible to participate in dividends/proceeds upon a Sale of the Company once Class A Members of the Company (as defined in the Holdco LLC Agreement) received a 1X, 2X or 3X cash return on their investment (on a fully diluted basis), respectively. Immediately prior to the Business Combination, management made a non-cash discretionary distribution to effectively settle all existing Class P Units in exchange for QualTek Common Units.
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table summarizes, for each of the Named Executive Officers, the number of Class P Tracking Units held as of December 31, 2021.
		Option Awards(1)
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date(2)
Christopher S, Hisey	April 15, 2019	18,457	12,305(3)	—	—
	April 15, 2019	20,508	13,672(4)	—	—
	April 15, 2019	22,921	15,280(5)	—	—
Elizabeth Downey	April 15, 2019	3,384	2,256(3)	—	—
	April 15, 2019	3,760	2,506(4)	—	—
	April 15, 2019	4,202	2,801(5)	—	—
Adam Spittler	April 15, 2019	1,846	1,230(3)	—	—
	April 15, 2019	2,051	1,367(4)	—	—
	April 15, 2019	2,292	1,528(5)	—	—

(1)
This table reflects information regarding the Class P Tracking Units in Management Holdco to our Named Executive Officers that were outstanding as of December 31, 2021. For more information on these incentive units, see “Executive Compensation — Equity Incentives” above.

(2)
The Class P Tracking Units were not traditional options and, therefore, there was no exercise price or option expiration date associated with them.

(3)
These Class P Tracking Units were composed of Class P-1 Units, which were to vest according to the time-vesting schedule described above in “Executive Compensation — Equity Incentives”, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date, and only participate in distributions if the Class A Members of the Company achieved a 1X cash return on their investment (on a fully diluted basis).

(4)
These Class P Tracking Units were composed of Class P-2 Units, which were to vest according to the time-vesting schedule described above in “Executive Compensation — Equity Incentives”, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date, and only participate in distributions if the Class A Members of the Company achieved a 2X cash return on their investment (on a fully diluted basis).

(5)
These Class P Tracking Units were composed of Class P-3 Units, which were to vest according to the time-vesting schedule described above in “Executive Compensation — Equity Incentives”, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date, and only participate in distributions if the Class A Members of the Company achieved a 3X cash return on their investment (on a fully diluted basis).

Additional Narrative Disclosure
Retirement Benefits
We do not have a U.S. defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a defined contribution retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the Named Executive Officers, can make voluntary pre-tax contributions. We have the option to make discretionary employer matching and/or non-elective contributions to all participants. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted based on cost-of-living announcements by the Internal Revenue Services. The Company does not make these discretionary contributions.
Potential Payments Upon Termination or Change in Control
Each Named Executive Officer’s unvested Class P Tracking Units were to vest immediately prior to a Sale of the Company (as defined in the Holdco LLC Agreement), subject to the Named Executive Officer’s continued employment with us through the consummation of a Sale of the Company, and each Named Executive Officer would become entitled to distributions with respect to all vested Class P Tracking Units upon a Sale of the Company to the extent the applicable return on investment criteria are met, see “Executive Compensation — Equity Incentives” above. Immediately prior to the Business Combination, management made a non-cash discretionary distribution to effectively settle all existing Class P Units in exchange for QualTek Common Units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of October 31, 2022, by:
•
all persons who are beneficial owners of five percent (5%) or more of our common stock;

•
each of our directors;

•
each of our executive officers; and

•
all current directors and executive officers as a group.

Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them.
As of October 31, 2022, 24,680,659 shares of Class A Common Stock and 26,429,200 shares of Class B Common Stock were issued and outstanding. Accordingly, a total of 51,109,859 shares may be voted at the Annual Meeting.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 31, 2022, are deemed outstanding. Such shares, however, are not deemed as of October 31, 2022, outstanding for the purpose of computing the percentage ownership of any other person.
The beneficial ownership of our Common Stock, which includes the Earnout Shares, is based on 24,680,659 shares of our Class A Common Stock, which number excludes shares issuable upon exercise of outstanding warrants, and 26,429,200 shares of our Class B Common Stock issued and outstanding as of October 31, 2022.
The beneficial ownership information below excludes the Earnout Shares, other than in the calculation of the percentage of Common Stock beneficially owned.
Name and Address of Beneficial Owners(1)	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock(2)	Percentage Of Common Stock Beneficially Owned
5% Holders
BCP GP Investors, LLC(3)(4)	12,673,939	13,939,005	52.07%
QualTek Management HoldCo, LLC(6)	—	4,825,893	9.44%
Victoria Partners L.P.	—	2,656,250	5.20%
Named Executive Officers and Directors
Christopher S. Hisey(6)(7)	96,250	4,825,893	9.63%
Elizabeth Downey(8)	40,500	—	*
Adam Spittler(9)	56,500	—	*
Andrew Weinberg(3)(4)	12,673,939	13,939,005	52.07%
Matthew Allard(3)	—	—	—
Sam Chawla	91,194	—	*
Robert Bulloch(3)	—	—	—
Maha Eltobgy(3)	—	—	—
Jigisha Desai	—	—	—
Daniel Lafond	10,000	—	*
Sam Totusek	—	—	—

Name and Address of Beneficial Owners(1)	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock(2)	Percentage Of Common Stock Beneficially Owned
Director Nominee
John Kritzmacher	—	—	—
All Named Executive Officers, Directors and Director Nominees of the Company as a group (12 individuals)	12,999,633	18,764,898	62.12%

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is c/o QualTek, 475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422.

(2)
In the Business Combination, existing equityholders of QualTek HoldCo were issued new HoldCo common units and an equal number of shares of Class B Common Stock. A holder of a HoldCo common unit may convert one HoldCo common unit and one share of Class B Common Stock into one share of Class A Common Stock.

(3)
The business address for this person is c/o Brightstar, 650 Fifth Avenue, 29th Floor, New York, NY 10019.

(4)
Represents (1) 3,642,750 shares of Class A Common Stock held of record by BCP AIV Investor Holdings-3, L.P. (“BCP AIV-3”), (2) 4,184,290 shares of Class A Common Stock held of record by BCP Strategic AIV Investor Holdings-2, L.P. (“BCP AIV-2”), (3) 4,096,901 shares of Class A Common Stock held of record by BCP QualTek Investor Holdings, L.P. (“BCP L.P.”), (4) 11,780,782 shares of Class B Common Stock held of record by BCP QualTek, LLC and (5) 2,158,223 shares of Class B Common Stock held of record by BCP QualTek II, LLC. Brightstar Associates is the general partner of each of BCP AIV-3, BCP AIV-2 and BCP L.P., and each of BCP QualTek, LLC and BCP QualTek II, LLC is controlled by Brightstar Associates, its managing member. Brightstar GP is the general partner of Brightstar Associates. Brightstar GP is controlled by its sole managing member, Andrew Weinberg. Each of the foregoing disclaims beneficial ownership of the securities held directly or indirectly by such entities.

(5)
Represents 4,825,893 shares of Class B Common Stock held of record by QualTek Management HoldCo, LLC (“QualTek Management”). Christopher S. Hisey is the managing member of QualTek Management and as such could be deemed to have voting and dispositive power with respect to the shares held by QualTek Management. Mr. Hisey disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The table does not reflect 1,157,803 shares of Class B Common Stock held of record by QualTek Management that constitute Earnout Shares.

(6)
Includes options to purchase 81,250 shares that are exercisable within 60 days of October 31, 2022. As a member of QualTek Management, Mr. Hisey has an indirect beneficial interest in 798,771 HoldCo common units and 798,771 shares of Class B Common Stock. Pursuant to the Third Amended and Restated LLCA, QualTek HoldCo’s common units held by Mr. Hisey are not exchangeable for the Company’s Class A Common Stock until the expiration or waiver of certain lock-up periods.

(7)
Includes options to purchase 37,500 shares that are exercisable within 60 days of October 31, 2022. As a member of QualTek Management, Ms. Downey has an indirect beneficial interest in 166,693 HoldCo common units and 166,693 shares of Class B Common Stock. Pursuant to the Third Amended and Restated LLCA, QualTek HoldCo’s common units held by Ms. Downey are not exchangeable for the Company’s Class A Common Stock until the expiration or waiver of certain lock-up periods.

(8)
Includes options to purchase 43,750 shares that are exercisable within 60 days of October 31, 2022. As a member of QualTek Management, Mr. Spittler has an indirect beneficial interest in 107,947 HoldCo common units and 107,947 shares of Class B Common Stock. Pursuant to the Third Amended and Restated LLCA, QualTek HoldCo’s common units held by Mr. Spittler are not exchangeable for the Company’s Class A Common Stock until the expiration or waiver of certain lock-up periods.

FUTURE STOCKHOLDER PROPOSALS
Our Amended and Restated Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company’s Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. The Certificate of Incorporation specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the Amended and Restated Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Company of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Under SEC proxy rules, proxies solicited by the Board of Directors for the Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any stockholder proposal not included in the Company’s Proxy Statement if the Company does not receive notice of such proposal on or before July 4, 2023 (120 days prior to the anniversary of this year’s mailing date). If the 2023 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2022 annual meeting, the stockholder must submit notice of any nomination and of any proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2023 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our disinterested independent directors, or the members of our Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
On July 18, 2018, QualTek Holdco, LLC, our predecessor entity, entered into an Advisory Services Agreement with its majority member. The agreement required quarterly advisory fees of $125 thousand paid at the beginning of each quarter. We incurred $889 thousand and $518 thousand in advisory fees for the years ended December 31, 2021 and 2020, respectively. The agreement was terminated in connection with the business combination.
DISSENTERS RIGHTS OF APPRAISAL
Under the Delaware General Corporation Law, stockholders are not entitled to any appraisal or similar rights of dissenters with respect to the proposals set forth in this Proxy Statement.
OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the Annual Meeting, but, if any other business does lawfully come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.
The Company will pay the cost of soliciting Proxies in the accompanying form and as set forth below. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview without additional remuneration therefor.
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its audited financial statements for the fiscal years’ ended December 31, 2021 and 2020 have been provided to all stockholders. This proxy statement, our Annual Report on Form 10-K and our financial statements are posted on our website at www.qualtekservices.com under the Investors tab and are available on the SEC’s website at www.sec.gov. You may also obtain a copy of such materials without charge by sending a written request to: General Counsel, QualTek Services Inc., 475 Sentry Parkway E, Suite 200, Blue Bell, PA 19422.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless we have received contrary instructions from one or more stockholders. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: QualTek Services Inc., 475 Sentry Parkway E, Suite 200, Blue Bell, PA 19422, telephone: (484) 804-4585. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 30, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Andrew Weinberg 02) Matthew Allard 03) John Kritzmacher

0000583250_1 R1.0.0.3

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateSCAN TOVIEW MATERIALS & VOTETo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.0 0 00 0 00 0 0 00000583250_1 R1.0.0.3For Withhold For AllAll All ExceptThe Board of Directors recommends you vote FORthe following:1. Election of Class I DirectorsNominees01) Andrew Weinberg 02) Matthew Allard 03) John KritzmacherQUALTEK SERVICES INC.475 SENTRY PARKWAY E.SUITE 200BLUE BELL, PA 19422VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time on November 30, 2022. Have your proxycard in hand when you access the web site and follow the instructions to obtain yourrecords and to create an electronic voting instruction formELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate that youagree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.Eastern Time on November 30, 2022. Have your proxy card in hand when you call andthen follow the instructionsVOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FOR the following proposal: For Against Abstain2. Ratify the Appointment of RSM US LLP as independent auditors.The Board of Directors recommends you vote 3 YEARS on the following proposal: 1 year 2 years 3 years Abstain3. To recommend, by non-binding vote, the frequency of executive compensation votes.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation orpartnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

QUALTEK SERVICES INC.
Annual Meeting of Shareholders
December 1, 2022 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Christopher S. Hisey and Adam Spittler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of QualTek Services Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, EST on December 1, 2022, at 475 Sentry Parkway E, Suite 200, Blue Bell, Pennsylvania 19422, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000583250_2 R1.0.0.3

Continued and to be signed on reverse side